Exhibit 23.3



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation in Amendment No. 3 to the Registration Statement on Form S-4 of New York Health Care, Inc. of our report dated January 17, 2002 (except for Note 8, as to which the date is January 29, 2002) with respect to the financial statements of the Bio Balance Corporation for the period May 21, 2001 (inception) through December 31, 2001, and to the reference to us under the headings "Experts" in such Registration Statement.



/s/ Holtz Rubenstein & Co., LLP

HOLTZ RUBENSTEIN & CO., LLP
Melville, New York
October 2, 2002


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